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 EX-2                       Exhibit 21
                        AIRGAS, INC. AND SUBSIDIARIES

Airgas, Inc. (Parent)
Airgas Breathing Air Systems, Inc.
Airgas Canada, Inc.
Airgas Holdings Canada Limited
Airgas Houston
Airgas International, Inc.
Airgas Management, Inc.
Airgas New England Real Estate, Inc.
Airgas Ontario, Inc.
Airgas Realty, Inc.
Airgas Safety, Inc.
Airgas Texas, Inc. (d/b/a WECO)
American Carbide and Carbon Corporation (d/b/a Midwest Carbide)
Bay Airgas, Inc.
Cascade Airgas, Inc.
Connecticut Airgas, Inc.
Cryodyne Technologies, Inc.
Cylinder Leasing Corp.
Delta Airgas, Inc.
Empire Airgas, Inc.
Florida Airgas,Inc.
Gateway Airgas, Inc.
Great Lakes Airgas, Inc.
Great Western Airgas, Inc.
Gulf States Airgas, Inc.
Keystone Airgas, Inc.
Lone Star Airgas, Inc.
Maritius Industrial Gases, Inc.
Bhoruka Gases, Limited
Michigan Airgas, Inc.
ATNL, Inc.
Mid America Airgas, Inc.
Mid America Airgas Holdings
Midwest Airgas, Inc. (includes Central States and
                      Midstates Airgas reporting entities)
Mountain Airgas, Inc.
Nitrous Oxide Corp.
Northeast Airgas, Inc.
Northern Gases, Inc.
Pacific Airgas, Inc.
G.S. Parsons Company
Post Airgas, Inc.
Potomac Airgas, Inc.
Red-D-Arc Limited
Red-D-Arc, Inc.
Sierra Airgas, Inc.
Sooner Airgas, Inc.
Southeast Airgas, Inc.
Southern California Airgas, Inc.
Specialty Products and Equipment, Inc.
Trinity Airgas, Inc.
TriStates Airgas, Inc. (d/b/a Randall-Graw)
U.S. Airgas, Inc.
Westwind Company
Virginia Welding Supply
Airgas Polska, SP.ZO.O.
Poligaz, S.A.